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                                                                   EXHIBIT 10.33

                              AMENDED AND RESTATED
                             INCENTIVE STOCK PLAN OF
                          EAGLE-PICHER INDUSTRIES, INC.


         Section 1. Purpose. The Plan is intended to further the attainment of the profit and growth objectives of Eagle-Picher Industries, Inc. (the "Company") by providing incentive to those key executives whose management and individual performance have a direct impact on achieving those objectives. The Plan also is expected to encourage the continued employment of the Company's key executives and to facilitate the recruiting of executive personnel in the future. The Plan is not intended to be an "employee pension benefit plan" within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Section 2. Definitions. As used herein, the following terms shall have the following meanings:

         (a) "Affiliate" means any entity if, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity,
(ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company, or (iii) such entity is at least 50% owned (directly or indirectly) by one or more entities described in
(i) or (ii) above.

         (b) "Agreed Share Price" means a U.S. Dollar cash price per share of Restricted Stock equal to the quotient of (A) the product of (i) the excess of
(1) the sum of 6.54 times EBITDA for the Company's and the Company's Subsidiaries most recently ended fiscal year prior to the closing of a purchase and sale plus cash and cash equivalents of the Company and the Company's Subsidiaries (but only to the extent the total of such cash and cash equivalents exceeds $15 million) over (2) the principal amount of outstanding debt of the Parent and its Subsidiaries owing to banks, or owing with respect to securities issued by the Parent or by any Subsidiary of the Parent and the aggregate liquidation preference of all outstanding preferred stock issued by the Parent, in each case as of the Company's and the Company's Subsidiaries most recently ended fiscal year prior to the closing of a purchase and sale (or as of February 25, 1998 for fiscal year 1998), and (ii) 10 percent; divided by (B) 1600. The calculation of Agreed Share Price shall be as of the Company's and the Company's Subsidiaries' most recently ended fiscal year.

         (c) "Award Date" of Units is the date the Committee resolves in writing to award the Units to a Participant.

         (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the Participant's rights under the Plan upon the Participant's death, or, if there is no such designation or no such designated person survives the Participant, then the person, persons, trust or trusts entitled by will or applicable law to receive such rights or, if no such person has such right then the Participant's executor or administrator.


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         (e) "Change of Control Date" shall mean the date as of which (i) any person who as of February 25, 1998 does not beneficially own, directly or indirectly, voting stock of the Company shall acquire (including by purchase or merger) direct or indirect beneficial ownership of more than 50% of the voting stock of the Company (or any successor of the Company) or (ii) substantially all of the assets of the Company are sold, disposed of or liquidated.

         (f) "Committee" shall mean the committee described in Section 3.

         (g) "Company" shall mean Eagle-Picher Industries, Inc., or any successor corporation.

         (h) "EBITDA" (except to the extent modified according to Section 3(c) if applicable) shall have the meaning such term has in the Credit Agreement among E-P Acquisition, Inc., various lenders, and ABN AMRO Bank N.V. as Agent, dated February 19, 1998.

         (i) "Incapacitated" shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         (j) "Issuer" shall mean Granaria Industries B.V., a Dutch corporation.

         (k) "Parent" shall mean Eagle-Picher Holdings, Inc.

         (l) "Participant" shall mean any person who holds Units and/or Restricted Stock under the Plan or the Incentive Stock Plan of the Company.

         (m) "Plan" shall mean this Amended and Restated Incentive Stock Plan in its entirety, including any amendments, rules and regulations adopted pursuant hereto.

         (n) "Restricted Stock" means non-voting certificates of beneficial ownership ("certificaten van aandalen") in a voting trust ("stichting administratie kantoor") established under Dutch law for the purpose of holding Class B shares of the Issuer (or a successor voting trust established with respect to shares received in exchange for Class B Shares of the Issuer). A share of Restricted Stock is an amount of Restricted Stock that represents a beneficial ownership interest in the voting trust corresponding to one Class B share of the Issuer (or shares received in exchange for one Class B Share of the Issuer).

         (o) "Subsidiary" of any person shall mean any entity in which the person owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock in such entity or at least 50% of the ownership interests in such entity.

         (p) "Trust" shall mean the Eagle-Picher Management Trust established under a trust agreement dated February 17, 1998, with Thomas E. Petry, Joel P. Wyler and Andries Ruijssenaars as Trustees.

         (q) "Unit" shall mean a unit representing the right, subject to the provisions of the Plan, to receive from the Trust one share of Restricted Stock, which right has been awarded to a Participant by the Committee pursuant to the Plan.

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         Section 3.  Administration.

         (a) The Committee shall be composed of three individuals each of whom shall continue to serve until he resigns, dies or is Incapacitated. Initially, the members of the Committee shall be Thomas E. Petry, Joel P. Wyler and Andries Ruijssenaars, each of whom shall continue to serve until he resigns, dies or is Incapacitated. In the event that either Mr. Petry or Mr. Ruijssenaars shall resign, die or be Incapacitated, the remaining members of the Committee shall appoint his successor. In the event that Mr. Wyler shall resign, die, or be Incapacitated, his successor shall be appointed by the Issuer.

         (b) The Plan shall be administered by and in the sole discretion of the Committee which, by vote of a majority of the members, but only if Mr. Wyler (or his successor appointed by the Issuer) is included in the majority, may establish such rules and regulations as it deems necessary, make amendments consistent with Section 11(d), make adjustments in the calculation of EBITDA pursuant to Section 3(c), appoint successor Trustees (except as provided in the last sentence of paragraph (a)), interpret the Plan and otherwise make all determinations and take such action in connection with the Plan as it deems appropriate. It is intended that the total number of Units awarded under the Plan shall be not less than 1600; no member of the Committee shall exercise his power to vote against the awarding of Units for the sole purpose of preventing the eventual award of a total of 1600 Units.

         (c) From time to time, the Committee in its sole discretion may make adjustments in the Company's consolidated earnings derived from operations before interest, taxes, depreciation and amortization determined in accordance with GAAP for purposes of calculating EDITDA so that changes in accounting principles; extraordinary or unusual charges or credits; acquisitions, mergers, consolidations, and other corporate transactions; and other elements or factors influencing calculation of EBITDA do not distort or affect the operation of the Plan in a manner inconsistent with the achievement of its purposes.

         (d) The decisions of the Committee shall be final, conclusive, and binding upon all parties. In administering the Plan, the Committee may employ accountants and counsel (who may be the independent auditors and outside counsel for the Company or Issuer) and other persons to assist or render advice to it, all at the expense of the Company or Issuer

         Section 4.  Eligibility.

         (a) The Committee shall designate those persons who shall be Participants and shall award Units to each Participant. Upon designating a Participant, the Committee shall classify the Participant for purposes of the Plan as either a Senior Officer or as a Senior Manager.

         (b) The Committee shall record the designation and classification of a Participant and the award of Units, in writing and shall notify the affected Participant of such designation and award in writing. The Committee may at any time increase the number of Units awarded to a Participant.

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         Section 5. Vesting. One half of a Senior Officer's Units will vest on each of the 30th day after the Award Date of the Units and October 15, 1998. One fourth of a Senior Manager's Units will vest on the 30th day after the Award Date, and three fourths of a Senior Manager's Units will vest on October 15, 1998. In the event that a Participant ceases to be an employee of the Company and any Affiliate for any reason other than by reason of death or being Incapacitated, any of the Participant's Units that have not yet vested as of the date of such termination of his employment shall be forfeited and cancelled. By written notice to the Participant at the time he is notified of the award, the Committee may determine to apply a different vesting schedule to the Units awarded. The Units of a Participant who dies or is Incapacitated while employed by the Company or any Affiliate shall be immediately 100% vested as of the date of death or incapacity. The Units of a Participant who is employed by the Company or any Affiliate on any Change of Control Date shall be immediately 100% vested as of the Change of Control Date. At any time, the Committee may accelerate the vesting schedule applicable to a particular Participant by notifying the Participant in writing. In the event that a Participant is awarded Units after the Effective Date, the Committee, in its sole discretion, shall determine the dates on which such Units shall vest.

         Section 6. The Trust. The Issuer has established the Trust for the benefit of the Participants. Upon adoption of this Plan by the Board of Directors of the Company, the Company shall transfer to the Trust not less than $10 million to fund the Trust's purchase of Restricted Stock from the Issuer and the Trust's expenses related to such purchase.

         Section 7. Payout of Units. Upon the earlier of the date as of which a Participant has become 100% vested in all his awarded Units or the date as of which the Participant forfeited Units pursuant to Section 5, the Trustees shall transfer to the Participant or, if the Participant has died, to his Beneficiary, a number of shares of Restricted Stock equal to the number of the Participant's Units that have vested. The right of a Participant to receive Restricted Stock pursuant to the preceding sentence shall be conditioned on the Participant's execution of the Shareholders' Agreement attached hereto as Exhibit A.

         Section 8.  Dividends.

         (a) In the event that the Trust receives a dividend paid with respect to Restricted Stock, the Trustees shall pay to each Participant an amount that bears the same ratio to the aggregate dividend received by the Trust that the number of vested Units awarded to the Participant bears to the total number of shares of Restricted Stock held by the Trust on which dividends were paid.

         (b) At the time the Trustees transfer Restricted Stock to a Participant or Beneficiary, the Trustees shall also transfer to the Participant or Beneficiary cash equal to the aggregate amount of dividends received by the Trust on such an amount of Restricted Stock less the amount of dividends previously distributed to the Participant and his Beneficiary pursuant to paragraph (a).

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         Section 9.  Designation of Beneficiaries.

         (a) Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         (b) If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereon are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the Company, the Issuer, the Trustees and the Committee therefor.

         Section 10. Tax Reimbursement. At the time any Units awarded to a Participant become vested, the Company or any Subsidiary shall reimburse the Participant (in the amount required in the judgment of professional tax advisors to the Committee) to equal the aggregate income tax liability of the Participant with respect to the sum of the fair market value of newly vested Units and the amount of such reimbursement. In their discretion, the Committee or its professional tax advisors may consult with the Participant or the Participant's tax advisor. The Company shall indemnify a Participant for any income taxes imposed on the Participant with respect to both the vesting of Units and any payment under this Section 10 (including an indemnity payment pursuant to this sentence). The Company shall make no reimbursement pursuant to this Section 10 either (i) in respect of any income tax liability resulting from a Participant's election under Section 83(b) of the Internal Revenue Code of 1986, as amended, or (ii) for taxes resulting from the Participant's transfer of Units or an interest in Restricted Stock to any person.

         Section 11.  Miscellaneous.

         (a) The Plan, the awarding of Units thereunder, the issuance and delivery of shares of Restricted Stock with respect to Units and the other obligations of the Company, the Trustees and the Issuer under the Plan, shall be subject to all applicable federal, state, and Dutch laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Trustees, in their discretion, may postpone the issuance and delivery of shares of Restricted Stock with respect to Units until completion of such stock exchange listing or registration or qualification of such stock or securities or other required action under any state, federal or Dutch law, rule or regulation as the Trustees may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of stock or securities in compliance with applicable laws, rules and regulations.

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         (b) Nothing in the Plan shall confer upon any Participant the right to continue in the employ of, or to continue as a director of the Company, or any Affiliate, as the case may be, or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such Participant's employment or directorship.

         (c) The Company or any Affiliate and the Trustees are authorized to withhold from any payment of cash or issuance of shares of Restricted Stock with respect to Units under the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and to take such other action as the Committee may deem advisable to enable the Company and a Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Unit or shares of Restricted Stock. This authority shall include authority to withhold or receive shares of Restricted Stock or other securities or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (d) The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant without such Participant's consent. Without limiting the generality of the foregoing, at any time after of payment of Units pursuant to Section 7, the Committee may cause the Class B Shares to be exchanged for non-voting shares of common stock of Parent, provided that such shares in the aggregate represent the same indirect proportional ownership in the Company as the Class B Shares represent on the date hereof. In such event, the term "Restricted Stock" shall refer to non-voting certificates of beneficial ownership in a voting trust established under Delaware law for the purpose of holding the non-voting common stock of Parent received in exchange for the Class B Shares.

         (e) Except as provided in Section 4, no person shall have any claim to Units under the Plan. Except as provided specifically herein, Participants shall have no rights as a stockholder with respect to any shares of Restricted Stock until the date of the issuance of certificates to such Participants for such shares of Restricted Stock. The Plan is for the benefit of the Participants and their Beneficiaries and not for the benefit of any other person.

         (f) No interest in the Trust or the Units shall be subject in any manner to anticipation, alienation, pledge, transfer, or assignment, except by will or by the laws of descent and distribution or with the written consent of the Trustees and the Committee and any attempt to so anticipate, alienate, pledge, transfer, or assign shall be void and the interest of the Participant shall be forfeited.

         (g) Neither the granting of, nor any payout of Restricted Stock with respect to, any award of Units under the Plan shall limit a Participant's right to receive, or to be eligible for, any other compensation or benefits from the Company.

         (h) Awards and payouts of Units will not be considered as compensation for the purpose of computing employee contributions or benefits under the Company's retirement, pension, thrift, group life insurance or other employee benefit plan.

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         (i) In the event that a Participant violates the terms of any covenant regarding confidentiality, return of property, soliciting customer accounts, doing business with customers, non-competition, or soliciting or hiring of employees of the Company or its Affiliates that is contained in any written employment agreement as in effect at the time of such violation, then any rights of the Participant under the Plan shall immediately terminate, any Units of the Participant, whether or not vested, shall be cancelled, and the Participant shall return to the Company any cash, Restricted Stock or property received by him under the Plan. The Committee may waive the provisions of this paragraph (i) if it determines in its sole discretion that such action is in the best interests of the Company.

         (j) The Company or any Affiliate shall have the right to set off any amounts owed by a Participant to the Company or any Affiliate against any amount payable by the Company or any Affiliate to the Participant, including, without limitation, salary, benefits or other amounts.

         (k) Any payment by the Company that is to be made in cash shall be from the general funds of the Company. No special or separate fund shall be established or other segregation of assets made to assure any cash payment by the Company under the Plan.

         (l) No Participant or other person shall have under any circumstances any interest whatever in any particular property or assets of the Company.

         (m) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Ohio without giving effect to the conflicts of law principles thereof.

         (n) This Plan amends and restates the original Incentive Stock Plan of the Company in its entirety.

         Section 12. Effective Date. This Plan shall be effective as of October 15, 1998 and shall amend and restate the Incentive Stock Plan of Eagle-Picher Industries, Inc. (the "Original Plan") in its entirety, provided that the Committee may void this Plan (thereby reinstating the Original Plan) if all participants under the Original Plan do not consent to the adoption of this Plan.

                                 END OF DOCUMENT

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